Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 14, 2014

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2014.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2014 were $1.61, compared with $1.98 in the year-earlier quarter and $1.56 in the fourth quarter of 2013. GAAP-basis net income in the recent quarter was $229 million, compared with $274 million in the initial 2013 quarter and $221 million in the final quarter of 2013. Net income for the first three months of 2014 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.07% and 8.22%, respectively, compared with 1.36% and 11.10%, respectively, in the similar 2013 period and 1.03% and 7.99%, respectively, in the fourth quarter of 2013.

Commenting on M&T’s results for the recent quarter, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Revenue trends for the quarter were dampened by lower than normal levels of customer activity during the first two months of the period followed by a rebound in March. Overall, however, the recent quarter was a productive one for M&T. We received a non-objection to our capital plan and proposed capital actions from the Federal Reserve, successfully accessed the debt and preferred

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equity markets and continued to progress on our infrastructure projects related to BSA/AML compliance, risk management, and capital plan and stress testing efforts. While these initiatives contributed to operating expenses that were higher than M&T’s normal run rate, they position us well for the future.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.66 in the recent quarter, compared with $2.06 and $1.61 in the first and fourth quarters of 2013, respectively. Net operating income for the first three months of 2014 totaled $235 million. Net operating income was $285 million and $228 million in the quarters ended March 31, 2013 and December 31, 2013, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.15% and 12.76%, respectively, in the first quarter of 2014. The comparable returns were 1.48% and 18.71% in the year-earlier quarter and 1.11% and 12.67% in the fourth quarter of 2013.

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Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $662 million in 2014’s initial quarter, nearly unchanged from the year-earlier period. Growth in average earning assets, led by a $3.5 billion rise in average investment securities, was offset by a 19 basis point narrowing of the net interest margin to 3.52% in the recent quarter from 3.71% in the first quarter of 2013. The increase in investment securities reflects M&T’s significant loan securitization activities in 2013.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $32 million in the first quarter of 2014, improved from $38 million and $42 million in the first and fourth quarters of 2013, respectively. Net charge-offs of loans during the recent quarter were also $32 million, down from $37 million in the first quarter of 2013 and $42 million in the final 2013 quarter. Net charge-offs expressed as an annualized percentage of average loans outstanding were .20% during the first three months of 2014, compared with .23% and .26% in the first and fourth quarters of 2013, respectively.

Loans classified as nonaccrual totaled $891 million or 1.39% of total loans outstanding at March 31, 2014, compared with $1.05 billion or 1.60% a year earlier and $874 million or 1.36% at December 31, 2013. Assets taken in foreclosure of defaulted loans continued to decline and totaled $59 million at March 31, 2014, compared with $96 million and $67 million at March 31, 2013 and December 31, 2013, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of determining the allowance for credit losses. As a result of those analyses, the allowance totaled $917 million or 1.43% of

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outstanding loans at each of March 31, 2014 and December 31, 2013, compared with $927 million or 1.41% of loans at March 31, 2013.

Noninterest Income and Expense. Noninterest income totaled $420 million in the first quarter of 2014, $433 million a year earlier and $446 million in the fourth quarter of 2013. Noninterest income trends for the recent quarter reflected a slowdown in customer activity across most income categories during January and February. The largest factor contributing to the decline from 2013’s first quarter was a $13 million decrease in mortgage banking revenues, resulting from lower originated loan volumes.

Noninterest expense in the first quarter of 2014 totaled $702 million, compared with $636 million and $743 million in the first and fourth quarters of 2013, respectively. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $692 million in the recently completed quarter, $618 million in the first quarter of 2013 and $733 million in the final 2013 quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier period was predominantly the result of expenses for professional services and salaries associated with BSA/AML compliance, capital planning and stress testing, risk management, and other operational initiatives. The decline in noninterest operating expenses in 2014’s first quarter as compared with the final 2013 quarter was largely due to the impact of a $40 million litigation-related accrual in 2013 and lower professional services costs in 2014 that were partially offset by seasonally higher stock-based compensation and employee benefits expenses.

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M&T BANK CORPORATION

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 63.9% in the first quarter of 2014, 55.9% in the year-earlier quarter and 65.5% in the fourth quarter of 2013.

Balance Sheet. M&T had total assets of $88.5 billion at March 31, 2014, up 7% from $82.8 billion a year earlier. Investment securities at March 31, 2014 were $10.4 billion, up $4.7 billion or 83% from March 31, 2013. M&T added investment securities through purchase and loan securitization transactions in order to enhance its liquidity position as a result of changing regulatory requirements. Loans and leases, net of unearned discount, and deposits totaled $64.1 billion and $68.7 billion, respectively, at the recent quarter-end, compared with $65.9 billion and $65.1 billion, respectively, a year earlier.

Total shareholders’ equity increased 14% to $11.9 billion at March 31, 2014 from $10.4 billion at March 31, 2013, representing 13.43% and 12.59%, respectively, of total assets. During the recent quarter, M&T issued $350 million of 6.45% preferred stock and redeemed a like amount of 8.50% trust preferred securities. Common shareholders’ equity was $10.6 billion, or $81.05 per share at March 31, 2014, up from $9.5 billion, or $73.99 per share, a year earlier. Tangible equity per common share rose 17% to $53.92 at March 31, 2014 from $46.11 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $79.81 and $52.45, respectively, at December 31, 2013. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of

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goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, was 9.45% at March 31, 2014, compared with 7.93% and 9.22% at March 31, 2013 and December 31, 2013, respectively. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the new capital rules approved in July 2013 on a fully phased-in basis was approximately 9.22% as of March 31, 2014.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #22896274. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Thursday, April 17, 2014 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to the ID #22896274. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust- affiliated companies and by M&T Bank.

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Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future

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litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended
Amounts in thousands, except per share	March 31
	2014	2013	Change

Performance

Net income	$229,017	274,113	-16%
Net income available to common shareholders	211,731	255,096	-17

Per common share:
Basic earnings	$1.63	2.00	-19%
Diluted earnings	1.61	1.98	-19
Cash dividends	$.70	.70	—

Common shares outstanding:
Average - diluted (1)	131,126	128,636	2%
Period end (2)	131,431	128,999	2

Return on (annualized):
Average total assets	1.07%	1.36%
Average common shareholders’ equity	8.22%	11.10%

Taxable-equivalent net interest income	$662,378	662,500	—

Yield on average earning assets	3.87%	4.13%
Cost of interest-bearing liabilities	.55%	.64%
Net interest spread	3.32%	3.49%
Contribution of interest-free funds	.20%	.22%
Net interest margin	3.52%	3.71%

Net charge-offs to average total net loans (annualized)	.20%	.23%

Net operating results (3)

Net operating income	$235,162	285,136	-18%
Diluted net operating earnings per common share	1.66	2.06	-19
Return on (annualized):
Average tangible assets	1.15%	1.48%
Average tangible common equity	12.76%	18.71%
Efficiency ratio	63.95%	55.88%

	At March 31
Loan quality	2014	2013	Change

Nonaccrual loans	$890,893	1,052,794	-15%
Real estate and other foreclosed assets	59,407	95,680	-38%

Total nonperforming assets	$950,300	1,148,474	-17%

Accruing loans past due 90 days or more (4)	$307,017	331,283	-7%

Government guaranteed loans included in totals above:
Nonaccrual loans	$75,959	63,385	20%
Accruing loans past due 90 days or more	291,418	311,579	-6%

Renegotiated loans	$257,889	272,285	-5%

Acquired accruing loans past due 90 days or more (5)	$120,996	157,068	-23%

Purchased impaired loans (6):
Outstanding customer balance	$566,100	790,048
Carrying amount	303,388	425,232

Nonaccrual loans to total net loans	1.39%	1.60%

Allowance for credit losses to total loans	1.43%	1.41%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013

Performance

Net income	$229,017	221,422	294,479	348,466	274,113
Net income available to common shareholders	211,731	203,451	275,356	328,557	255,096

Per common share:
Basic earnings	$1.63	1.57	2.13	2.56	2.00
Diluted earnings	1.61	1.56	2.11	2.55	1.98
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	131,126	130,464	130,265	129,017	128,636
Period end (2)	131,431	130,564	130,241	129,464	128,999

Return on (annualized):
Average total assets	1.07%	1.03%	1.39%	1.68%	1.36%
Average common shareholders’ equity	8.22%	7.99%	11.06%	13.78%	11.10%

Taxable-equivalent net interest income	$662,378	672,683	679,213	683,804	662,500

Yield on average earning assets	3.87%	3.92%	3.98%	4.10%	4.13%
Cost of interest-bearing liabilities	.55%	.56%	.58%	.62%	.64%
Net interest spread	3.32%	3.36%	3.40%	3.48%	3.49%
Contribution of interest-free funds	.20%	.20%	.21%	.23%	.22%
Net interest margin	3.52%	3.56%	3.61%	3.71%	3.71%

Net charge-offs to average total net loans (annualized)	.20%	.26%	.29%	.35%	.23%

Net operating results (3)

Net operating income	$235,162	227,797	300,968	360,734	285,136
Diluted net operating earnings per common share	1.66	1.61	2.16	2.65	2.06
Return on (annualized):
Average tangible assets	1.15%	1.11%	1.48%	1.81%	1.48%
Average tangible common equity	12.76%	12.67%	17.64%	22.72%	18.71%
Efficiency ratio	63.95%	65.48%	56.03%	50.92%	55.88%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2014	2013	2013	2013	2013

Nonaccrual loans	$890,893	874,156	915,871	964,906	1,052,794
Real estate and other foreclosed assets	59,407	66,875	89,203	82,088	95,680

Total nonperforming assets	$950,300	941,031	1,005,074	1,046,994	1,148,474

Accruing loans past due 90 days or more (4)	$307,017	368,510	339,792	340,467	331,283

Government guaranteed loans included in totals above:
Nonaccrual loans	$75,959	63,647	68,519	69,508	63,385
Accruing loans past due 90 days or more	291,418	297,918	320,732	315,281	311,579

Renegotiated loans	$257,889	257,092	259,301	263,351	272,285

Acquired accruing loans past due 90 days or more (5)	$120,996	130,162	153,585	155,686	157,068

Purchased impaired loans (6):
Outstanding customer balance	$566,100	579,975	648,118	725,196	790,048
Carrying amount	303,388	330,792	357,337	394,697	425,232

Nonaccrual loans to total net loans	1.39%	1.36%	1.44%	1.46%	1.60%

Allowance for credit losses to total loans	1.43%	1.43%	1.44%	1.41%	1.41%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2014	2013	Change

Interest income	$722,952	729,975	-1%
Interest expense	66,519	73,925	-10

Net interest income	656,433	656,050	—

Provision for credit losses	32,000	38,000	-16

Net interest income after provision for credit losses	624,433	618,050	1

Other income
Mortgage banking revenues	80,049	93,103	-14
Service charges on deposit accounts	104,198	110,949	-6
Trust income	121,252	121,603	—
Brokerage services income	16,500	15,711	5
Trading account and foreign exchange gains	6,447	8,927	-28
Other-than-temporary impairment losses recognized in earnings	—	(9,800)	—
Equity in earnings of Bayview Lending Group LLC	(4,454)	(3,656)	—
Other revenues from operations	96,115	96,045	—

Total other income	420,107	432,882	-3

Other expense
Salaries and employee benefits	371,326	356,551	4
Equipment and net occupancy	71,167	65,159	9
Printing, postage and supplies	10,956	10,699	2
Amortization of core deposit and other intangible assets	10,062	13,343	-25
FDIC assessments	15,488	19,438	-20
Other costs of operations	223,272	170,406	31

Total other expense	702,271	635,596	10

Income before income taxes	342,269	415,336	-18

Applicable income taxes	113,252	141,223	-20

Net income	$229,017	274,113	-16%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Interest income	$722,952	734,466	742,686	750,207	729,975
Interest expense	66,519	67,982	69,578	72,620	73,925

Net interest income	656,433	666,484	673,108	677,587	656,050

Provision for credit losses	32,000	42,000	48,000	57,000	38,000

Net interest income after provision for credit losses	624,433	624,484	625,108	620,587	618,050

Other income
Mortgage banking revenues	80,049	82,169	64,731	91,262	93,103
Service charges on deposit accounts	104,198	110,436	113,839	111,717	110,949
Trust income	121,252	125,876	123,801	124,728	121,603
Brokerage services income	16,500	15,807	16,871	17,258	15,711
Trading account and foreign exchange gains	6,447	13,690	8,987	9,224	8,927
Gain on bank investment securities	—	—	—	56,457	—
Other-than-temporary impairment losses recognized in earnings	—	—	—	—	(9,800)
Equity in earnings of Bayview Lending Group LLC	(4,454)	(6,136)	(3,881)	(2,453)	(3,656)
Other revenues from operations	96,115	104,404	153,040	100,496	96,045

Total other income	420,107	446,246	477,388	508,689	432,882

Other expense
Salaries and employee benefits	371,326	336,159	339,332	323,136	356,551
Equipment and net occupancy	71,167	68,670	66,220	64,278	65,159
Printing, postage and supplies	10,956	8,808	9,752	10,298	10,699
Amortization of core deposit and other intangible assets	10,062	10,439	10,628	12,502	13,343
FDIC assessments	15,488	17,574	14,877	17,695	19,438
Other costs of operations	223,272	301,422	217,817	170,682	170,406

Total other expense	702,271	743,072	658,626	598,591	635,596

Income before income taxes	342,269	327,658	443,870	530,685	415,336

Applicable income taxes	113,252	106,236	149,391	182,219	141,223

Net income	$229,017	221,422	294,479	348,466	274,113

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2014	2013	Change

ASSETS

Cash and due from banks	$1,671,052	1,231,091	36%

Interest-bearing deposits at banks	3,299,185	1,304,770	153

Federal funds sold and agreements to resell securities	92,066	594,976	-85

Trading account assets	314,807	420,144	-25

Investment securities	10,364,249	5,660,831	83

Loans and leases:
Commercial, financial, etc	18,896,070	17,469,138	8
Real estate - commercial	26,104,086	25,944,819	1
Real estate - consumer	8,774,095	11,094,577	-21
Consumer	10,360,827	11,415,733	-9

Total loans and leases, net of unearned discount	64,135,078	65,924,267	-3
Less: allowance for credit losses	916,768	927,117	-1

Net loans and leases	63,218,310	64,997,150	-3

Goodwill	3,524,625	3,524,625	—

Core deposit and other intangible assets	58,789	102,420	-43

Other assets	5,987,277	4,975,950	20

Total assets	$88,530,360	82,811,957	7%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$25,244,200	23,603,971	7%

Interest-bearing deposits	43,207,286	41,219,679	5

Deposits at Cayman Islands office	247,880	266,076	-7

Total deposits	68,699,366	65,089,726	6

Short-term borrowings	230,209	374,593	-39

Accrued interest and other liabilities	1,462,725	1,530,118	-4

Long-term borrowings	6,251,197	5,394,563	16

Total liabilities	76,643,497	72,389,000	6

Shareholders’ equity:

Preferred	1,231,500	874,627	41

Common (1)	10,655,363	9,548,330	12

Total shareholders’ equity	11,886,863	10,422,957	14

Total liabilities and shareholders’ equity	$88,530,360	82,811,957	7%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $25.3 million at March 31, 2014 and $226.0 million at March 31, 2013.

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

ASSETS

Cash and due from banks	$1,671,052	1,573,361	1,941,944	1,350,015	1,231,091

Interest-bearing deposits at banks	3,299,185	1,651,138	1,925,811	2,555,354	1,304,770

Federal funds sold and agreements to resell securities	92,066	99,573	117,809	124,487	594,976

Trading account assets	314,807	376,131	371,370	378,235	420,144

Investment securities	10,364,249	8,796,497	8,309,773	5,210,526	5,660,831

Loans and leases:
Commercial, financial, etc	18,896,070	18,705,216	17,911,149	18,021,812	17,469,138
Real estate - commercial	26,104,086	26,148,208	26,345,267	26,116,394	25,944,819
Real estate - consumer	8,774,095	8,928,221	9,228,003	10,399,749	11,094,577
Consumer	10,360,827	10,291,514	10,174,623	11,433,911	11,415,733

Total loans and leases, net of unearned discount	64,135,078	64,073,159	63,659,042	65,971,866	65,924,267
Less: allowance for credit losses	916,768	916,676	916,370	927,065	927,117

Net loans and leases	63,218,310	63,156,483	62,742,672	65,044,801	64,997,150

Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625

Core deposit and other intangible assets	58,789	68,851	79,290	89,918	102,420

Other assets	5,987,277	5,915,732	5,414,191	4,951,044	4,975,950

Total assets	$88,530,360	85,162,391	84,427,485	83,229,005	82,811,957

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$25,244,200	24,661,007	24,150,771	24,074,815	23,603,971

Interest-bearing deposits	43,207,286	42,134,859	42,084,860	41,302,212	41,219,679

Deposits at Cayman Islands office	247,880	322,746	316,510	284,443	266,076

Total deposits	68,699,366	67,118,612	66,552,141	65,661,470	65,089,726

Short-term borrowings	230,209	260,455	246,019	307,740	374,593

Accrued interest and other liabilities	1,462,725	1,368,922	1,491,797	1,421,067	1,530,118

Long-term borrowings	6,251,197	5,108,870	5,121,326	5,122,398	5,394,563

Total liabilities	76,643,497	73,856,859	73,411,283	72,512,675	72,389,000

Shareholders’ equity:

Preferred	1,231,500	881,500	879,010	876,796	874,627
Common (1)	10,655,363	10,424,032	10,137,192	9,839,534	9,548,330

Total shareholders’ equity	11,886,863	11,305,532	11,016,202	10,716,330	10,422,957

Total liabilities and shareholders’ equity	$88,530,360	85,162,391	84,427,485	83,229,005	82,811,957

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $25.3 million at March 31, 2014, $64.2 million at December 31, 2013, $198.1 million at September 30, 2013, $227.8 million at June 30, 2013 and $226.0 million at March 31, 2013.

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M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2014 from
Dollars in millions	2014		2013		2013		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2013	2013
ASSETS

Interest-bearing deposits at banks	$3,089	.25%	527	.21%	2,948	.25%	486%	5%

Federal funds sold and agreements to resell securities	100	.07	81	.13	115	.07	22	-14

Trading account assets	71	2.68	76	3.60	82	1.36	-6	-13

Investment securities	9,265	3.34	5,803	3.33	8,354	3.32	60	11

Loans and leases, net of unearned discount
Commercial, financial, etc	18,476	3.37	17,328	3.66	18,096	3.41	7	2
Real estate - commercial	26,143	4.40	25,915	4.41	26,231	4.48	1	—
Real estate - consumer	8,844	4.19	11,142	4.09	8,990	4.20	-21	-2
Consumer	10,300	4.59	11,467	4.66	10,233	4.60	-10	1

Total loans and leases, net	63,763	4.14	65,852	4.24	63,550	4.17	-3	—

Total earning assets	76,288	3.87	72,339	4.13	75,049	3.92	5	2

Goodwill	3,525		3,525		3,525		—	—

Core deposit and other intangible assets	64		109		74		-42	-14

Other assets	6,788		5,940		6,682		14	2

Total assets	$86,665		81,913		85,330		6%	2%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$988	.12	893	.15	933	.13	11%	6%
Savings deposits	38,358	.12	35,394	.16	38,079	.14	8	1
Time deposits	3,460	.46	4,438	.75	3,617	.51	-22	-4
Deposits at Cayman Islands office	380	.22	859	.18	414	.21	-56	-8

Total interest-bearing deposits	43,186	.15	41,584	.22	43,043	.17	4	—

Short-term borrowings	264	.05	637	.15	287	.06	-59	-8
Long-term borrowings	5,897	3.47	4,688	4.39	5,009	3.91	26	18

Total interest-bearing liabilities	49,347	.55	46,909	.64	48,339	.56	5	2

Noninterest-bearing deposits	24,141		22,956		24,169		5	—

Other liabilities	1,529		1,726		1,713		-11	-11

Total liabilities	75,017		71,591		74,221		5	1

Shareholders’ equity	11,648		10,322		11,109		13	5

Total liabilities and shareholders’ equity	$86,665		81,913		85,330		6%	2%

Net interest spread		3.32		3.49		3.36
Contribution of interest-free funds		.20		.22		.20
Net interest margin		3.52%		3.71%		3.56%

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M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Income statement data
In thousands, except per share
Net income
Net income	$229,017	221,422	294,479	348,466	274,113
Amortization of core deposit and other intangible assets (1)	6,145	6,375	6,489	7,632	8,148
Merger-related expenses (1)	—	—	—	4,636	2,875

Net operating income	$235,162	227,797	300,968	360,734	285,136

Earnings per common share
Diluted earnings per common share	$1.61	1.56	2.11	2.55	1.98
Amortization of core deposit and other intangible assets (1)	.05	.05	.05	.06	.06
Merger-related expenses (1)	—	—	—	.04	.02

Diluted net operating earnings per common share	$1.66	1.61	2.16	2.65	2.06

Other expense
Other expense	$702,271	743,072	658,626	598,591	635,596
Amortization of core deposit and other intangible assets	(10,062)	(10,439)	(10,628)	(12,502)	(13,343)
Merger-related expenses	—	—	—	(7,632)	(4,732)

Noninterest operating expense	$692,209	732,633	647,998	578,457	617,521

Merger-related expenses
Salaries and employee benefits	$—	—	—	300	536
Equipment and net occupancy	—	—	—	489	201
Printing, postage and supplies	—	—	—	998	827
Other costs of operations	—	—	—	5,845	3,168

Total	$—	—	—	7,632	4,732

Efficiency ratio
Noninterest operating expense (numerator)	$692,209	732,633	647,998	578,457	617,521

Taxable-equivalent net interest income	662,378	672,683	679,213	683,804	662,500
Other income	420,107	446,246	477,388	508,689	432,882
Less: Gain on bank investment securities	—	—	—	56,457	—
Net OTTI losses recognized in earnings	—	—	—	—	(9,800)

Denominator	$1,082,485	1,118,929	1,156,601	1,136,036	1,105,182

Efficiency ratio	63.95%	65.48%	56.03%	50.92%	55.88%

Balance sheet data
In millions
Average assets
Average assets	$86,665	85,330	84,011	83,352	81,913
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(64)	(74)	(84)	(95)	(109)
Deferred taxes	20	23	25	28	32

Average tangible assets	$83,096	81,754	80,427	79,760	78,311

Average common equity
Average total equity	$11,648	11,109	10,881	10,563	10,322
Preferred stock	(1,072)	(881)	(878)	(876)	(874)

Average common equity	10,576	10,228	10,003	9,687	9,448
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(64)	(74)	(84)	(95)	(109)
Deferred taxes	20	23	25	28	32

Average tangible common equity	$7,007	6,652	6,419	6,095	5,846

At end of quarter
Total assets
Total assets	$88,530	85,162	84,427	83,229	82,812
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(59)	(69)	(79)	(90)	(102)
Deferred taxes	19	21	24	27	30

Total tangible assets	$84,965	81,589	80,847	79,641	79,215

Total common equity
Total equity	$11,887	11,306	11,016	10,716	10,423
Preferred stock	(1,232)	(882)	(879)	(877)	(875)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(4)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	10,652	10,421	10,133	9,836	9,545
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(59)	(69)	(79)	(90)	(102)
Deferred taxes	19	21	24	27	30

Total tangible common equity	$7,087	6,848	6,553	6,248	5,948

(1)	After any related tax effect.

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